UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 28, 2018

COHERENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33962	94-1622541
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5100 Patrick Henry Drive

Santa Clara, CA 95054

(Address of principal executive offices, including zip code)

(408) 764-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03.                               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 28, 2018, the Board of Directors of Coherent, Inc. (the “Company”) unanimously approved amending and restating the Company’s bylaws (the “Bylaws”). This amendment implements “proxy access,” under which eligible stockholders of the Company may have their director nominee or nominees, as the case may be, included in the Company’s proxy statement and form of proxy card for the Company’s annual meetings of stockholders (beginning with annual stockholder meetings held after January 1, 2019). Under the Bylaws as amended and restated, a stockholder, or a group of no more than 20 stockholders, may nominate a number of director nominees not to exceed 20% (or, if such amount is not a whole number, the closest whole number below 20%) of the number of directors in office as of the last day on which a Nomination Notice (as defined in the Bylaws) may be given. To be eligible, such stockholder, or group of stockholders, must have owned 3% or more of Company’s common stock continuously for at least 3 years as of both (i) a date within seven calendar days prior to providing a nomination notice and (ii) the applicable record date for determining stockholders entitled to vote at the Company’s annual meetings of stockholders. In addition, such stockholder must continue to hold the required shares through the date of the annual meeting of stockholders or any adjournment or postponement thereof.

The foregoing summary of the amendment to the Bylaws is qualified in its entirety by the amended and restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and are incorporated herein by reference.

ITEM 9.01.                               Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description

3.1	Bylaws of Coherent, Inc., as amended and restated on January 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC.
Date: January 31, 2018
By: /s/ Bret DiMarco
Bret DiMarco
Executive Vice President and
General Counsel